STOCK ESCROW AGREEMENT

            STOCK ESCROW AGREEMENT, dated as of ___________ ___, 2005 ("Agreement") by and among Star Maritime Acquisition Corp., a Delaware corporation ("Company"), the undersigned parties listed as Initial Stockholders on the signature page hereto (collectively, the "Initial Stockholders") and American Stock Transfer & Trust Company, a New York corporation ("Escrow Agent").

            WHEREAS, the Company has entered into an Underwriting Agreement, dated _______ __, 2005 ("Underwriting Agreement") with Maxim Group LLC ("Maxim") acting as representative of the several underwriters (collectively, the "Underwriters"), pursuant to which, among other matters, the Underwriters have agreed to purchase 18,867,500 units (not including the underwriters' over-allotment option) ("Units") of the Company. Each Unit consists of one share of the Company's Common Stock, par value $.0001 per share, and one Warrant, each Warrant to purchase one share of Common Stock, all as more fully described in the Company's definitive Prospectus, dated ________ __, 2005 ("Prospectus") comprising part of the Company's Registration Statement on Form S-1 (File No. 333-125662) under the Securities Act of 1933, as amended ("Registration Statement"), declared effective on ________ __, 2005 ("Effective Date").

            WHEREAS, the Initial Stockholders have agreed as a condition of the Underwriters' obligation to purchase the Units pursuant to the Underwriting Agreement and to offer them to the public to deposit all of their shares of Common Stock of the Company, as set forth opposite their respective names in Exhibit A attached hereto (collectively "Escrow Shares"), in escrow as hereinafter provided.

            WHEREAS, the Company and the Initial Stockholders desire that the Escrow Agent accept the Escrow Shares, in escrow, to be held and disbursed as hereinafter provided.

            IT IS AGREED:

      1. Appointment of Escrow Agent. The Company and the Initial Stockholders hereby appoint the Escrow Agent to act in accordance with and subject to the terms of this Agreement and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with and subject to such terms.

      2. Deposit of Escrow Shares. On or before the Effective Date, each of the Initial Stockholders shall deliver to the Escrow Agent certificates representing his or her respective Escrow Shares, to be held and disbursed subject to the terms and conditions of this Agreement. Each Initial Stockholder acknowledges that the certificate representing his or her Escrow Shares is legended to reflect the deposit of such Escrow Shares under this Agreement.

      3. Disbursement of the Escrow Shares.

            3.1 General. Except as set forth herein and in Section 3.2 below, the Escrow Agent shall hold the Escrow Shares until the third anniversary of the Effective Date of the Registration Statement)("Escrow Period"), on which date it shall, upon written instructions from each Initial Stockholder, disburse each of the Initial Stockholder's Escrow Shares to such Initial Stockholder; provided, however, that if the Escrow Agent is notified by the Company pursuant to Section
6.7 hereof that the Company is being liquidated at any time during the Escrow Period, then the Escrow Agent shall promptly destroy the certificates representing the Escrow Shares; provided further, that if, after the Company consummates a Business Combination (as such term is defined in the Registration Statement), it (or the surviving entity) subsequently consummates a liquidation, merger, stock exchange or other similar transaction which results in all of its stockholders of such entity having the right to exchange their shares of Common Stock for cash, securities or other property, then the Escrow Agent will, upon consummation of such transaction, release the Escrow Shares to the Initial Stockholders so that they can similarly participate. The Escrow Agent shall have no further duties hereunder after the disbursement or destruction of the Escrow Shares in accordance with this Section 3.

            3.2 Upon written instructions from the Company advising that a Business Combination has been consummated and that one or more of the public stockholders has determined to exercise the right to redeem their shares for cash described in the Registration Statement, the Escrow Agent will release and deliver to the Company for cancellation on a pro rata basis certificates representing that number of Escrow Shares (not to exceed 200,000 in the aggregate) which equals the dollar amount of the trust account described in the Registration Statement (exclusive of interest) payable to redeeming stockholders above $9.43 per share and dividing it by $10.00 (the value attributed to the Escrow Shares for purposes of this calculation). By way of illustration, for each 1,000 shares redeemed, up to 3,508,772 shares, 57 Escrow Shares will be surrendered for cancellation. Such instructions set forth both the number of shares the Company is redeeming and the number of Escrow Shares to be delivered to the Company for cancellation.

      4. Rights of Initial Stockholders in Escrow Shares.

            4.1. Voting Rights as a Stockholder. Subject to the terms of the Insider Letter described in Section 4.4 hereof and except as herein provided, the Initial Stockholders shall retain all of their rights as stockholders of the Company during the Escrow Period, including, without limitation, the right to vote such shares.

            4.2. Dividends and Other Distributions in Respect of the Escrow Shares. During the Escrow Period, all dividends payable in cash with respect to the Escrow Shares shall be paid to the Initial Stockholders, but all dividends payable in stock or other non-cash property ("Non-Cash Dividends") shall be delivered to the Escrow Agent to hold in accordance with the terms hereof. As used herein, the term "Escrow Shares" shall be deemed to include the Non-Cash Dividends distributed thereon, if any.

            4.3. Restrictions on Transfer. Except as set forth in Section 3.2, during the Escrow Period, no sale, transfer or other disposition may be made of any or all of the Escrow Shares except (i) by gift to a member of Initial Stockholder's immediate family or to a trust or other entity, the beneficiary of which is an Initial Stockholder or a member of an Initial Stockholder's immediate family, (ii) by virtue of the laws of descent and distribution upon death of any Initial Stockholder, or (iii) pursuant to a qualified domestic relations order; provided, however, that such permissive transfers may be implemented only upon the respective transferee's written agreement to be bound by the terms and conditions of this Agreement and of the Insider Letter signed by the Initial Stockholder transferring the Escrow Shares. During the Escrow Period, the Initial Stockholders shall not pledge or grant a security interest in the Escrow Shares or grant a security interest in their rights under this Agreement.

            4.4. Insider Letters. Each of the Initial Stockholders has executed a letter agreement with Maxim and the Company, dated as of the Effective Date, and which is filed as an exhibit to the Registration Statement ("Insider Letter"), respecting the rights and obligations of such Initial Stockholder in certain events, including but not limited to the liquidation of the Company.

      5. Concerning the Escrow Agent.

            5.1. Good Faith Reliance. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.


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

            5.2. Indemnification. The Escrow Agent shall be indemnified and held harmless by the Company from and against any expenses, including counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the Escrow Shares held by it hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Escrow Shares or it may deposit the Escrow Shares with the clerk of any appropriate court or it may retain the Escrow Shares pending receipt of a final, non appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Escrow Shares are to be disbursed and delivered. The provisions of this Section 5.2 shall survive in the event the Escrow Agent resigns or is discharged pursuant to Sections 5.5 or 5.6 below.

            5.3. Compensation. The Escrow Agent shall be entitled to reasonable compensation from the Company for all services rendered by it hereunder, as set forth on Exhibit B hereto. The Escrow Agent shall also be entitled to reimbursement from the Company for all expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all counsel, advisors' and agents' fees and disbursements and all taxes or other governmental charges.

            5.4. Further Assurances. From time to time on and after the date hereof, the Company and the Initial Stockholders shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

            5.5. Resignation. The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice and such resignation shall become effective as hereinafter provided. Such resignation shall become effective at such time that the Escrow Agent shall turn over to a successor escrow agent appointed by the Company and approved by Maxim, the Escrow Shares held hereunder. If no new escrow agent is so appointed within the 60 day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Shares with any court it deems appropriate.


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

            5.6. Discharge of Escrow Agent. The Escrow Agent shall resign and be discharged from its duties as escrow agent hereunder if so requested in writing at any time by the other parties hereto, jointly, provided, however, that such resignation shall become effective only upon acceptance of appointment by a successor escrow agent as provided in Section 5.5.

            5.7. Liability. Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence or its own willful misconduct.

      6. Miscellaneous.

            6.1. Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York. Each of the parties hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

            6.2. Third Party Beneficiaries. Each of the Initial Stockholders hereby acknowledges that the Underwriters are third party beneficiaries of this Agreement and this Agreement may not be modified or changed without the prior written consent of Maxim.

            6.3. Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and, except as expressly provided herein, may not be changed or modified except by an instrument in writing signed by the party to the charged.

            6.4. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation thereof.

            6.5. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and assigns.

            6.6. Notices. Any notice or other communication required or which may be given hereunder shall be in writing and either be delivered personally or by private national courier service, or be mailed, certified or registered mail, return receipt requested, postage prepaid, and shall be deemed given when so delivered personally or, if sent by private national courier service, on the next business day after delivery to the courier, or, if mailed, two business days after the date of mailing, as follows:


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

                  If to the Company, to:

                                 Star Maritime Acquisition Corp.
                                 c/o Schwartz & Weiss, P.C.
                                 457 Madison Avenue
                                 New York, New York 10022
                                 Attn:   Akis Tsirigakis

                  If to a Stockholder, to his address set forth in Exhibit A.

                  and if to the Escrow Agent, to:

                                 American Stock Transfer & Trust Company
                                 59 Maiden Lane
                                 New York, New York  10038
                                 Attn:   ___________

                  A copy of any notice sent hereunder shall be sent to:

                                 Mintz Levin Cohn Ferris Glovsky and Popeo, P.C. 666 Third Avenue, 25th Floor
                                 New York, New York 10017
                                 Attn: Stephen J. Gullotta, Jr., Esq.

                  and:

                                 Maxim Group LLC
                                 405 Lexington Avenue
                                 New York, New York 10174
                                 Attn:   Clifford A. Teller

                  and:

                                 Loeb & Loeb LLP
                                 345 Park Avenue
                                 New York, New York 10154
                                 Attn:   Fran Stoller, Esq.

            The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice to any such change in the manner provided herein for giving notice.

            6.7. Liquidation of Company. The Company shall give the Escrow Agent written notification of the liquidation and dissolution of the Company in the event that the Company fails to consummate a Business Combination within the time period(s) specified in the Prospectus.


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

            WITNESS the execution of this Agreement as of the date first above written.

                         STAR MARITIME ACQUISITION CORP.

                         By:
                             ---------------------------------------------------
                             Prokopios (Akris) Tsirigakis,
                              Chief Executive Officer


                         INITIAL STOCKHOLDERS:


                         ---------------------------
                         Prokopios (Akis) Tsirigakis

                         ---------------------------
                         Christo Anagnostou

                         --------------------------
                         Niko Nikoforos

                         ---------------------------
                         George Syllantavos

                         ---------------------------
                         Koert Erhardt

                         ---------------------------
                         Tom Softeland

                         ---------------------------
                         Petros Pappas


                         AMERICAN STOCK TRANSFER
                         & TRUST COMPANY


                         By:
                             ---------------------------
                                Name:
                                Title:


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

                                    EXHIBIT A


                                                   Stock
Name and Address of                Number       Certificate
Initial Stockholder              of Shares         Number
-------------------              ---------      -----------
Prokopios (Akis) Tsirigakis     3,657,392
Christo Anagnostou                116,108
Niko Nikiforos                    116,108
George Syllantavos              1,354,039
Koert Erhardt                     290,269
Tom Softeland                     145,135
Petros Pappas                   3,347,873



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

                                    EXHIBIT B

                                Escrow Agent Fees

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